LLC Membership Interest Assignment

State of Delaware

This assignment ("Assignment") is made by and between the following parties: Onfolio LLC, hereinafter known as "Assignor," having an address at the following:

251 Little Falls Drive, Wilmington, Delaware 19808, USA

and Onfolio Holdings, Inc, hereinafter known as "Assignee," having an address at the following:

8 The Green, Dover, Delaware, 19901, USA

Assignor, an individual, hereby assigns, transfers, and conveys all of Assignor's right, title and interest in and to all of Assignor's membership interests in Onfolio Groupbuild 1 LLC, a Delaware Limited Liability Company, hereinafter known as the "LLC," to Assignee, a corporation. Such membership interest amounts to the following percentage ownership: 20% (twenty percent) membership interest, along with voting rights in the LLC, and this Assignment shall leave Assignor with no interest in the LLC. Assignee hereby accepts this Assignment.

This assignment is effective as of August 1st, 2020 and is made for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged.

Assignor hereby represents and warrants and that Assignor has good title to the membership interest conveyed herein and that Assignor has no limitations on making such assignment, such as any security interest, lien, or encumbrance.

Assignor further represents and warrants that it will take any steps to perfect Assignee's receipt of the membership interest in the LLC as required.

This assignment shall be valid and binding upon all of Assignor and Assignee's successors, transferees, heirs, and assigns.

EXECUTION:

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed on the following date: August 1st, 2020.

Assignor: Onfolio LLC - Dominic Wells

Signature: ______________________________

Assignee: Onfolio Holdings, Inc - Dominic Wells

Title: CEO

Signature: [signature]